    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 6, 2000

                                                    Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   -----------

                             HA-LO INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                       36-3573412
     (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                       Identification No.)

                  5980 WEST TOUHY AVENUE, NILES, ILLINOIS 60714
                                 (847) 647-2300
         (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                GREGORY J. KILREA
                             CHIEF FINANCIAL OFFICER
                             HA-LO INDUSTRIES, INC.
                  5980 WEST TOUHY AVENUE, NILES, ILLINOIS 60714
                                 (847) 647-2300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   -----------

                                 With copies to:

                             BARRY J. SHKOLNIK, ESQ.
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60602
                                 (312) 269-8000

                                   -----------

       Approximate date of commencement of proposed sale to the public:
     FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                   -----------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                           AMOUNT TO                  PROPOSED MAXIMUM   PROPOSED MAXIMUM   AMOUNT OF
SECURITIES TO BE REGISTERED                      BE REGISTERED(1)           OFFERING PRICE     AGGREGATE          REGISTRATION FEE
                                                                            PER SHARE(2)       OFFERING PRICE(2)
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
Common Stock, $0.001 par value per share......   2,100,000 shares           $4.97              $10,437,000        $2,756.00
----------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this registration statement also covers such indeterminate number of shares of the Company's Common Stock as may be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this registration statement.

(2) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on August 30, 2000.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 6, 2000

PROSPECTUS

                                2,100,000 SHARES

                             HA-LO INDUSTRIES, INC.

                                  COMMON STOCK

                          ($0.001 PAR VALUE PER SHARE)

     This prospectus relates to 2,100,000 shares of HA-LO common stock that may be offered for sale or otherwise transferred from time to time by the selling stockholder identified in this prospectus. All of these shares of common stock are issuable upon the conversion of convertible securities issued by a subsidiary of HA-LO. The aggregate net proceeds to the selling stockholder from the sale of the shares of common stock will equal the sales price of such shares of common stock, less any commissions. See "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholder. The expenses incurred in registering the 2,100,000 shares of common stock, including legal and accounting fees, will be paid by us.

     The securities issued by HA-LO's subsidiary, which securities are convertible into the shares of common stock covered by this prospectus, were acquired by the selling stockholder in connection with our September 2000 acquisition of a Canadian Internet communications business. Certain of the shares are subject to lock-up restrictions and will not be immediately available for resale hereunder. See "Selling Stockholder."

     Our common stock is listed on the New York Stock Exchange under the symbol "HMK." The last reported sale price of our common stock on September 1, 2000 on the New York Stock Exchange was $5.00 per share.

     Our principal executive offices are located at 5980 West Touhy Avenue, Niles, Illinois 60714, and our telephone number is (847) 647-2300.

     INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                                   -----------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   -----------

               The date of this Prospectus is             , 2000.

                 ===============================================

     YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NEITHER WE NOR THE SELLING STOCKHOLDER HAVE AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE SELLING STOCKHOLDER IS NOT OFFERING THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                                   -----------

                                TABLE OF CONTENTS

OUR COMPANY....................................................................3

RISK FACTORS...................................................................5

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS....................17

USE OF PROCEEDS...............................................................18

SELLING STOCKHOLDER...........................................................19

PLAN OF DISTRIBUTION..........................................................19

LEGAL MATTERS.................................................................21

EXPERTS.......................................................................21

WHERE TO FIND MORE INFORMATION................................................21

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................22

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                                   OUR COMPANY

     We are a full service, innovative brand marketing organization whose diverse marketing disciplines, or competency groups, are centered around our clients' brands. Brand marketing builds the value of the brand by connecting it with target audiences to achieve strategic marketing objectives.

     Our competency groups are organized into three operating segments: promotional products, marketing services and telemarketing. The marketing services segment is further divided into promotion marketing, brand strategy and identity, presence marketing and consumer event marketing segments or divisions. Each one of the segments has similar products and services, production processes, types of customers, distribution methods and regulatory environments.

     Our competency groups include:

     PROMOTIONAL PRODUCTS, offered by HA-LO, physically connect brands with identified target markets and individuals through repeated exposure to merchandise that builds brand awareness, enhances brand recognition and creates brand loyalty.

     PROMOTION MARKETING, offered by UPSHOT, a subsidiary of ours, connects brands with consumers at strategic points of contact through consumer and retail promotion, merchandising and sponsorship activation.

     BRAND STRATEGY AND IDENTITY, offered by LAGA, a subsidiary of ours, connects a company product, service or image with a target audience by creating, revitalizing, or leveraging a brand through brand identity, design, and integrated communication programs.

     PRESENCE MARKETING, offered by our HA-LO Sports & Entertainment and Events By HA-LO divisions, connects brands with target audiences through sports and corporate sponsorships, licensing, corporate meetings, events and sales incentive programs.

     RELATIONSHIP MARKETING, offered by UPSHOT and Market USA, subsidiaries of ours, connects brands with target audiences through consumer events-including new product sampling and brand awareness programs--and through a range of telemarketing services.

     On May 3, 2000, we acquired Starbelly.com, Inc. The stockholders of Starbelly.com (including holders of stock options) received the following consideration in exchange for their stock held in Starbelly.com:

     (1) approximately $19 million in cash (of which approximately $2.5 million was paid toward the merger expenses of Starbelly.com and its stockholders);

     (2) the issuance of:

          (a)  17 million shares of HA-LO common stock; and

          (b)  5.1 million shares of HA-LO convertible preferred stock.

     Starbelly.com intends to create a leading business to business e-commerce marketplace for the custom-decorated merchandise industry. The business-to-business e-commerce marketplace facilitates transactions between users that either utilize the goods or services acquired to produce additional goods or services, or sell such goods or services directly to consumers via the Internet or otherwise. This is in

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contrast to the business-to-consumer e-commerce marketplace that facilitates transactions between businesses and traditional "retail" consumers through the Internet medium. Starbelly.com intends to redefine the traditional market for customized soft and hard goods with an interactive marketplace that allows its customers to customize decorations on any product in real-time from any Internet web browser.

     Starbelly.com coordinates key aspects of the custom-decorated merchandise supply chain. Fulfillment systems act together as a single interface between the end-user and the suppliers to the industry, such as suppliers of undecorated merchandise (referred to as "blanks" by sellers of custom decorated merchandise), decorators, customer service representatives, offsite producers and shippers. Starbelly.com's systems are geared to add efficiencies to several links in the traditional supply chain, providing its customers with exceptional convenience, a simplified customizing and ordering process, faster delivery, status tracking, lower costs and a more enjoyable customer experience. In addition, by accessing the national distribution network directly, Starbelly.com is developing a virtual distribution network with key distributors that provides it with inventory on a just-in-time basis of a large selection of soft and hard goods, minimizing inventory requirements for Starbelly.com and Starbelly.com's customers.

     Starbelly.com intends to implement its custom-decorated merchandise marketplace so as to provide multiple customized interfaces for three different distribution channels. The custom-decorated merchandise marketplace includes those industries which create, sell or otherwise produce promotional products, marketing services, and advertising specialties, including novelty items and uniforms. The customized interfaces to which we refer are three separately designed e-commerce mediums which facilitate order placement for these three distribution channels:

     - the "BUSINESS-TO-BUSINESS" market, where our business customers can set up customizable virtual storefronts carrying merchandise they select and purchase through Starbelly.com;

     - the "INTERNET PROPERTIES" market, where Starbelly.com provides third-party Internet websites such as Internet portals with virtual storefronts offering merchandise with those third parties' own logos and brands; and

     - the "BUSINESS-TO-CONSUMER" market, where consumers will be able to access the Starbelly.com website to interactively design, customize and order products.

     Our principal executive offices are located at 5980 West Touhy Avenue, Niles, Illinois 60714, and our telephone number at that address is (847) 647-2300.

                                  RISK FACTORS

     Before deciding to invest in shares of our common stock, you should consider carefully all of the information contained in this prospectus, including the following factors which relate to the combined businesses of HA-LO and Starbelly.com. All of the identified risks can be substantial and many of these risks could materially and adversely affect our results of operations, financial condition, business and prospects, as well as the market price of our common stock.

RISKS RELATED TO HA-LO

WE MAY HAVE DIFFICULTIES IN MANAGING RAPID GROWTH

     We have experienced rapid growth over the past several years as a result of internal growth and acquisitions; continued rapid growth can be expected to place significant demands on our management and resources. If we are unable to manage growth effectively, our business, results of operations or financial condition could be materially adversely affected. We can give you no assurance that we will be able to successfully integrate acquired businesses into our existing operations, realize the intended benefits of such acquisitions, or retain sales representatives and key employees previously associated with acquired businesses.

WE MAY EXPERIENCE QUARTERLY FLUCTUATIONS IN SALES AND EARNINGS; FOURTH QUARTER CONCENTRATION

     Some of our customers tend to utilize a greater portion of their advertising and promotional budgets in the latter half of the year, which historically has resulted and may continue to result in a disproportionately large share of our net sales being recognized in the fourth quarter. We incur general and administrative expenses evenly throughout the year, which historically has resulted and may continue to result in a disproportionate share of our net income being reported in the fourth quarter. In addition, the timing of and method of accounting used to report the results of operations of acquired businesses may cause substantial fluctuations in our operating results from quarter to quarter. Therefore, the operating results for one quarter may not be a reliable indicator of the results to be expected in any future quarter.

DEPENDENCE UPON SALES REPRESENTATIVES AND KEY PERSONNEL

     Our success is largely attributable to our ability to attract, motivate and retain high quality sales representatives. We are not dependent upon any one or any affiliated group of sales representatives for a material amount of our revenues; however, when a sales representative's relationship with us terminates, customers serviced by such representative may cease to purchase our products. We can give you no assurance that we will not experience a significant turnover rate in the future. In addition, our success has been the result, in large part, of the skills and efforts of our senior management. Our success and continued growth will depend on our ability to recruit, hire, motivate and retain other highly qualified managerial personnel, including personnel previously employed by or associated with businesses acquired by us. The loss of one or several members of our senior management or our inability to attract and retain highly qualified managerial personnel could have a material adverse effect on our business, future growth, results of operations or financial condition.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     We currently have offices in North America, Europe and Asia, and an important component of our growth strategy is to expand our international distribution capabilities. There are certain risks inherent in conducting international business, including exposure to currency fluctuations, longer

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collection cycles, compliance with foreign laws, unexpected changes in regulatory requirements, staffing and managing foreign operations, political instability, currency control laws and potentially adverse tax consequences. We can give you no assurance that one or more of such factors will not have a material adverse effect on our existing international operations and on our international expansion plans.

RISKS ASSOCIATED WITH COMPETITION

     The promotional products industry is highly fragmented and competitive, with few barriers to entry. We believe that our national and international distribution capabilities, professional sales force and complementary, value-added marketing services provide us with a competitive advantage; however, these capabilities also may result in higher administrative costs than those incurred by certain of our smaller competitors. In addition, certain of our competitors are manufacturers as well as distributors and may enjoy an advantage over us with respect to the cost of the goods they manufacture. Our existing competitors, and companies that may enter the market, may have substantially greater financial and other resources than we do. We also compete for advertising dollars with other media, such as television, radio, newspapers, magazines and billboards. We can give you no assurance that we will be able to continue to compete successfully against current and future competitors or that competitive pressures faced by us will not materially adversely affect our business, operating results and financial condition.

VOLATILITY OF STOCK PRICE

     Our common stock historically has been subject to significant price fluctuations in response to a variety of factors, including quarterly variations in operating results, announcing acquisitions, strategic alliances and joint ventures, general conditions in the promotional products industry, and general economic and market conditions. In addition, the stock market has experienced significant price and volume fluctuations that have adversely affected the market prices of equity securities of some companies and that often have been unrelated to the operating performance of such companies.

RISKS RELATING TO THE HA-LO CONVERTIBLE PREFERRED STOCK

     At any time during the 30-day period commencing on May 3, 2001, the holders of the convertible preferred stock issued in the Starbelly.com merger and upon exercise of assumed options will have the right to require us to redeem all or any part of their shares at a price per share in cash equal to the liquidation preference of $10.00 per share, plus any accrued and unpaid dividends. If holders of a significant number of shares of convertible preferred stock elect to have their shares redeemed and if such funds are not available, we may be required to borrow the funds necessary to pay the redemption price or to raise such funds through the public or private sale of debt or equity securities. As of September 1, 2000, the closing price of HA-LO common stock on the NYSE was $5.00 per share. There can be no assurance that adequate financing will be available to pay the redemption price or that the terms of any such financing will be satisfactory to us.

     If we default on our obligation to redeem any shares of convertible preferred stock, for so long as we are in default, the shares of convertible preferred stock that we failed to redeem will accrue dividends, at a rate of 8% of the liquidation price per annum on the $10.00 per share issuance price of such shares, beginning on the first date on which we failed to redeem such shares of convertible preferred stock until the redemption price has been paid in full. The rate at which dividends accrue will increase by 4% of the liquidation price per annum on each six month anniversary of the date of default until the redemption price (including accrued dividends) has been paid in full.

RISKS RELATED TO STARBELLY.COM'S BUSINESS

STARBELLY.COM'S EXTREMELY LIMITED OPERATING HISTORY MAKES FUTURE FORECASTING DIFFICULT

     Starbelly.com was incorporated in March 1999. From March until June 1999 Starbelly.com focused on developing its business model, technology and operations, hiring personnel and raising capital. Since June 1999, Starbelly.com has been selling products and offering services in the business-to-business channel and through the Internet, both on a limited basis. As a result of Starbelly.com's extremely limited operating history, it is difficult to accurately forecast Starbelly.com's revenues, to predict Starbelly.com's operating expenses or to predict the timing or effectiveness of Starbelly.com's contemplated interactive Web site. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies engaged in new and rapidly evolving markets such as electronic commerce.

STARBELLY.COM'S BUSINESS SYSTEM IS NEW AND UNPROVEN

     Starbelly.com has designed a new business system that redefines the process of ordering custom-decorated merchandise and the fulfillment process with respect to those orders. Starbelly.com has only been delivering products under this system since June 1999 on a limited basis. Starbelly.com's success depends upon its ability to implement Starbelly.com's system on the Internet. Moreover, the volume of orders Starbelly.com has filled is substantially below designed capacity and the levels that are necessary for Starbelly.com to achieve profitability. As a result, the success of Starbelly.com's system on the Internet and in a high volume order environment has yet to be proven. Refinements or modifications to Starbelly.com's business systems and technologies may be necessary or advisable as we evaluate its continuing operations, particularly its ongoing ability to receive undecorated products, or "blanks," on a timely basis and in the necessary quantities, and its ability to scale our business through partnerships with additional distributors and "pre-press" and contract decoration providers.

OUR POTENTIAL CUSTOMERS MAY NOT ACCEPT STARBELLY.COM'S SOLUTIONS OR SYSTEMS

     Many of the new customers we intend to pursue have long-standing business relationships and personal ties to their existing distributors or other suppliers of decorated products. Those customers may be reluctant to disrupt these relationships. Customers are also often reluctant to change their existing ordering habits, or to adopt new technologies, such as Internet ordering, to replace existing relationships. To successfully market Starbelly.com's products through the Internet, we will generally be required to educate potential customers on the use and benefits of the Starbelly.com system, which may require us to incur substantial expense. Although we believe Starbelly.com's new method for providing customized decorated products will provide significant cost and time savings for our existing and potential customers, there can be no assurance that such customers will accept it. If they do not, our future operating results would be materially and adversely affected. Our success depends substantially on our ability to initiate, manage and expand our relationships with customers, and our failure to do this could limit our anticipated growth in revenues and seriously harm our business.

STARBELLY.COM HAS INCURRED SIGNIFICANT LOSSES SINCE INCEPTION, AND STARBELLY.COM ANTICIPATES THAT IT WILL CONTINUE TO INCUR LARGE FUTURE LOSSES

     Starbelly.com has incurred significant losses since inception and expects to continue to incur significantly larger losses in the future. We expect to continue to incur significant marketplace development, technology, sales and marketing and administrative expenses for Starbelly.com's business. In fact, we currently expect to increase its operating expenses significantly in connection with expanding Starbelly.com's sales and marketing channels, developing its Web site, services and technologies and hiring additional personnel. Starbelly.com will need to generate significant revenue to achieve and maintain profitability, and we cannot be certain that it will achieve this. Even if Starbelly.com does reach profitability, Starbelly.com may not be able to sustain or increase its profitability.

STARBELLY.COM'S OPERATING RESULTS ARE EXPECTED TO BE VOLATILE AND DIFFICULT TO PREDICT

     Starbelly.com's operating results may fluctuate significantly, particularly in the early stages of its business due to a variety of factors, many of which are outside of our control. Factors that may harm Starbelly.com's business or cause its operating results to fluctuate include the size, timing, and variance of customer orders, particularly large orders from a limited number of customers; Starbelly.com's ability to retain existing customers, attract new customers and maintain customer satisfaction; the ability to successfully launch the Starbelly.com Web site and customer virtual storefront websites, and the level of traffic to such sites; changes in inventory availability from third-party suppliers; general economic conditions and economic conditions specific to the Internet, electronic commerce or the custom-decorated merchandise industry, the level of use of the Internet and acceptance of the Internet and commercial online services for the purchase of custom-decorated products; our ability to upgrade and develop systems and infrastructure and to attract new personnel in a timely and effective manner, technical difficulties, system downtime or Internet brownouts; the amount and timing of operating costs and capital expenditures relating to expansion of Starbelly.com's business, operations and infrastructure; potential governmental regulation; unforeseen events affecting the custom-decorated merchandise industry; decreases in the prices at which Starbelly.com can sell its products; the timing of the introduction or enhancement of products by Starbelly.com, Starbelly.com's customers and Starbelly.com's competitors; and defects and other quality problems with Starbelly.com's products. Any change in one or more of these factors, as well as others, could cause our operating results to fluctuate.

     We believe our customers will tend to order sporadically, and their purchases may vary significantly from quarter to quarter. Our customers are unlikely to forecast expected purchases in advance, frequently may not order as expected (E.G., with regard to timing, quantities or product mix), and may place purchase orders only shortly before the scheduled delivery date. These order habits are likely to cause our revenue to fluctuate significantly, particularly in the early stages of Starbelly.com's business.

     A number of factors will also cause gross margins for Starbelly.com's products to fluctuate in future periods. As the markets for Starbelly.com's products mature, and as Starbelly.com faces additional competition, it is likely that the average unit prices of such products will decrease in response to competitive pricing pressures, increased sales discounts, new product introductions by Starbelly.com's competitors or other factors. In response, we believe Starbelly.com will likely need to reduce the cost of its products through increased efficiencies and reductions in the amount Starbelly.com pays for materials or labor. At the same time, Starbelly.com will likely also seek to increase sales of higher margin products. If these efforts are not successful, Starbelly.com's revenue and gross margins will decline, significantly harming our operating results and financial condition.

STARBELLY.COM FACES A NUMBER OF CHALLENGES IN FULFILLING ORDERS, AND MAY NOT BE ABLE TO PRODUCE ITS PRODUCTS IN REQUESTED VOLUMES OR MEET CUSTOMERS' ORDERS

     Starbelly.com does not maintain an inventory of custom-decorated merchandise nor does it control a distribution system for these products. Instead, Starbelly.com depends on distributors to carry a wide variety of blanks and to ship these products to a decorator who then decorates the products. Fulfilling these orders in a timely manner presents significant challenges.

     In order to provide timely service for our customers, while eliminating our need to hold inventory, we rely on contract carriers (such as UPS and Federal Express) to ship blanks from distributors

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to on-site or off-site contract decorators and to ship finished products from those decorators to our customers. We are therefore subject to the risks, including employee strikes and inclement weather, associated with such carriers' ability to provide delivery services to meet our needs. We also rely on our distributors to carry sufficient quantities of goods and to accurately apprise us as to the current inventories for the products we sell. The failure of distributors to provide blanks to decorators on time and without abnormal amounts of defects, and the failure of contract carriers to timely ship products to or from decorators, would tarnish Starbelly.com's reputation and brands, and could adversely affect our sales and prospects.

     As Starbelly.com expands, we expect we will enter into agreements and form alliances with other contract decoration facilities throughout the United States and, eventually, the world. Accordingly, the success of our expansion will depend on a number of factors, including our ability to establish and maintain adequate quality control, management and information systems and financial controls over those decorators. If we are not successful in these efforts, our ability to expand and grow could be materially and adversely affected. Furthermore, our ability to expand our fulfillment capacity and our business will depend in part upon our ability to obtain the agreement of additional contractors to permit us to embed our business processes into their such contractors' operations and equipment. If we are unable to convince other decorators to agree to such terms, we may need to directly invest in employees and equipment to increase its decorating capacity, which may adversely affect our ability to expand or our financial results.

STARBELLY.COM'S MANAGEMENT TEAM IS NEW AND MAY NOT BE ABLE TO WORK TOGETHER SUCCESSFULLY

     Our success depends to a significant degree upon the continued joint contributions of Starbelly.com's key management, none of whom were hired before March 1999 and many of whom have been hired much more recently. Because of the limited time during which Starbelly.com's management team has been working together, there can be no assurance that its management will be able to work effectively as a team to meet the many challenges Starbelly.com faces or be able to work effectively under HA-LO management.

MANAGEMENT MAY HAVE DIFFICULTY INTEGRATING THE BUSINESS AND CORPORATE CULTURES OF HA-LO AND STARBELLY.COM

     The merger and related transactions involve the integration of two business organizations that have previously operated independently. We may encounter difficulties in integrating the operations of the two businesses. We may not be able to successfully blend our products, services and technology to create the advantages which the merger was intended to create. Also, HA-LO's client base may not be willing to shift significant portions of their promotional product purchasing to the Internet. Furthermore, any delays or unexpected obstacles or costs in connection with such integration could have a material adverse effect our business, operating results or financial condition and the expected value of the merger.

     There is also the risk that the operations, management and personnel of the two companies may not be compatible, and either HA-LO or Starbelly.com may experience the loss of key personnel for that reason. We may also experience a disruption in our employee base as a result of uncertainty following the merger and during the integration process. As a result, key employees may seek employment elsewhere, including with competitors.

IF STARBELLY.COM LOSES KEY PERSONNEL OR IS UNABLE TO HIRE ADDITIONAL QUALIFIED PERSONNEL, WE MAY NOT BE SUCCESSFUL

     The loss of the services of one or more of key personnel could seriously harm Starbelly.com's business. Starbelly.com depends on the continued services and performance of its senior management and other key personnel, particularly Bradley Keywell, our president, and Eric Lefkofsky, our chief operating officer and vice president. Although we have entered into three-year employment agreements with Mr. Keywell and Mr. Lefkofsky, the contractual relationships can be terminated under certain circumstances, and some of these circumstances may not be within our control.

     Starbelly.com's future success also depends upon the continued service of its other executive officers and its key software development, merchandising, technical, marketing, finance and support personnel and its ability to attract additional personnel in each of these areas. Competition for qualified personnel in these areas is intense, particularly at the senior level, and Starbelly.com might not be able to hire the kind and number of employees Starbelly.com is targeting. Starbelly.com's failure to attract and retain these key employees could have a material adverse effect on our business, results of operations and financial condition. In addition, employees may leave Starbelly.com and subsequently seek to compete against us, even though they have signed agreements not to do so.

STARBELLY.COM DEPENDS ON THIRD PARTIES TO PROVIDE RELIABLE SOFTWARE, SYSTEMS AND RELATED SERVICES

     Starbelly.com depends on certain third-party service and software providers, including Oracle and Level 3. Starbelly.com depends on these third-party providers to continue to offer, maintain and update Starbelly.com's software infrastructure. Any discontinuation of such services, or any reduction in performance that requires us to replace such services, would be disruptive to our business. Starbelly.com depends on its software providers for the development and maintenance of electronic commerce processing systems. The failure of such systems could have a material adverse effect on our business and operations.

     In the past, certain of Starbelly.com's third-party service providers have experienced interruptions or failures in their system or services. If such failures were to occur in the future, Starbelly.com's customers could be prevented from accessing or purchasing products through the Starbelly.com Web site. Any reduction in performance, disruption in Internet or online access or discontinuation of services provided by any of Starbelly.com's Internet service providers could have a material adverse effect on our business, operating results and financial condition.

     Some of Starbelly.com's agreements with third-party service and software providers have terms of, or expire within, one year or less and in some cases are subject to cancellation for any reason or no reason upon short notice. Any cancellation of services by any those third-party providers, or failure to renew services upon expiration, without notice sufficient to allow Starbelly.com to transition to a new service provider in a timely and cost-effective manner would have a material adverse effect on our business, operating results and financial condition.

IF DEMAND EXCEEDS THE CAPACITY CONSTRAINTS OF STARBELLY.COM'S INTERNET TECHNOLOGY SYSTEMS OR FULFILLMENT SYSTEMS OR IF STARBELLY.COM DOES NOT CONTINUE TO DEVELOP THESE SYSTEMS PROPERLY, OUR BUSINESS COULD BE ADVERSELY AFFECTED

     Starbelly.com's revenues depend on the number of businesses and consumers who use its Web site or Web sites it has designed for purchase of custom-decorated merchandise. Accordingly, the satisfactory performance, reliability and availability of these Web sites, transaction-processing systems and network infrastructure are critical to Starbelly.com's operating results, as well as its ability to attract and retain customers and maintain adequate customer service levels. Any system interruptions that result in the unavailability of Starbelly.com's Web sites or reduced performance of the transaction system would reduce the volume of sales, which could have a material adverse effect on our business, operating results and financial condition.

     Starbelly.com uses an internally developed system for its Web site and those Web sites which Starbelly.com develops for its customers. Starbelly.com-developed customer Web sites handle substantially all aspects of transaction processing, including product customization, customer profiling and confirmations. Starbelly.com may experience periodic system interruptions from time to time. A substantial increase in the volume of traffic on Starbelly.com's Web sites, or the number of orders placed by customers in excess of projected amounts will require Starbelly.com to expand and upgrade further its technology, transaction-processing systems and network infrastructure. Starbelly.com may also experience temporary capacity constraints due to sharply increased traffic during sales or other promotions, which could cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality and delays in reporting accurate financial information. There can be no assurance that Starbelly.com's transaction-processing system and network infrastructure will be able to accommodate its system traffic in the future, or that Starbelly.com will, in general, be able to accurately project the rate or timing of such increases or upgrade Starbelly.com's system and infrastructure to accommodate future traffic levels on its Web sites and those Starbelly.com develops for its customers.

     In the future, we intend to upgrade and expand Starbelly.com's system and to integrate newly developed or purchased modules with Starbelly.com's existing systems in order to improve its accounting, control and reporting methods and support increased transaction volume. Our inability to add additional software and hardware or to develop and upgrade further our existing technology, transaction processing systems or network infrastructure to accommodate increased traffic on our Web site or those Web sites Starbelly.com develops for our customers or our inability to handle increased sales volume through Starbelly.com's transaction-processing systems may cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality and speed of order fulfillment, and delays in reporting accurate financial information. There can be no assurance that we will be able, in a timely manner, to effectively upgrade and expand Starbelly.com's transaction-processing systems or to integrate smoothly any newly developed or purchased modules with its existing systems. Any inability to do so could have a material effect on our business, operating results and financial condition.

A SYSTEM FAILURE WOULD ADVERSELY AFFECT OUR BUSINESS

     Starbelly.com's ability to successfully receive and transmit orders online and provide high-quality customer service largely depends on the efficient and uninterrupted operation of its computer and communications hardware systems. Some of the Starbelly.com systems or their components are untested in high-volume operations. Some Starbelly.com intranet and database systems are located in Chicago, Illinois. These systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins and similar events. The failure of our intranet and database systems could have a material adverse effect on our business, operating results and financial condition.

     Starbelly.com's servers and related technology are currently housed on-site with redundant systems located off-site. Despite the implementation of network security measures, Starbelly.com's servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and confirm customer orders or to provide orders to distributors or decorators. The occurrence of any of the foregoing risks could have a material adverse effect on our business, operating results and financial condition. Any virus infecting Starbelly.com's system or other damage to Starbelly.com's system could adversely affect the computer systems of a third party. Such an event could expose us to a risk of loss or litigation or possible liability.

STARBELLY.COM MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IN THE INCREASINGLY COMPETITIVE CUSTOM-DECORATED MERCHANDISE MARKET

     The custom-decorated merchandise market is a rapidly evolving and intensely competitive industry, and electronic commerce generally is a new and rapidly evolving medium. Starbelly.com competes primarily with various producers of custom-decorated merchandise. As the market for custom decorated products continues to grow, we expect other competitors, including established retail and mail order suppliers or other electronic commerce companies, to develop online services that compete with Starbelly.com's services. The level of competition is likely to increase as current competitors increase the sophistication of their offerings and as new participants enter the market. Many of our potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do and may enter into strategic or commercial relationships with larger, more established and well-financed companies. Certain of our competitors may be able to secure services and products from suppliers on more favorable terms, devote greater resources to marketing and promotional campaigns and devote substantially more resources to Web site and systems development than we can. In addition, new technologies and the expansion of existing technologies may increase competitive pressures. Increased competition may result in reduced operating margins, as well as loss of market share and brand recognition. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures could have a material adverse effect on our business, operating results and financial condition.

FEDERAL, STATE AND LOCAL ENVIRONMENTAL LAWS AND REGULATIONS, AND FAILURE TO COMPLY WITH THEM COULD HARM OUR BUSINESS

     Our vendors, who perform decorating services, including those residing in Starbelly.com's Chicago headquarters, are subject to a variety of federal, state, and local environmental laws and regulations related to the use, storage, discharge and disposal of wastewater and other chemicals used in their processes. They may incur significant costs to comply with current or future environmental laws and regulations, or be adversely affected by the cost of compliance with these laws and regulations, which would effectively increase our costs. In addition, we may be directly responsible for the remediation of any environmental contamination caused by decorators residing on our properties. Any such liability could have a material adverse effect on our operations.

RISKS RELATED TO THE INTEGRATION OF THE BUSINESSES

UNCERTAINTIES IN ACHIEVING BENEFITS OF MERGER AND INTEGRATING THE BUSINESSES

     We cannot assure you that we will realize any of the anticipated benefits of the Starbelly.com merger. Whether we achieve these benefits will depend in part upon our ability to integrate our businesses in an efficient manner. We cannot be certain that this will occur. To achieve the merger benefits, we will incur significant costs, expend significant capital and fund substantial anticipated Starbelly.com operating losses. Our costs could be higher than anticipated and we may have to expend additional capital and fund higher-than-expected operating losses to achieve the anticipated benefits of the merger.

COMBINING THE COMPANIES COULD HAVE AN ADVERSE IMPACT

     The integration of our business and Starbelly.com's business will require substantial attention from management. The diversion of management's attention and any difficulties encountered in the transition and integration process could have a material adverse effect our revenues, levels of expenses and operating results.

RISK FACTORS GENERALLY AFFECTING ALL E-COMMERCE BUSINESSES AND INTERNET
BUSINESSES

STARBELLY.COM DEPENDS ON THE CONTINUED GROWTH OF ELECTRONIC COMMERCE

     Starbelly.com's viability is substantially dependent upon the widespread acceptance and use of the Internet as an effective medium for commerce. The use of the Internet as a means of effecting transactions, particularly in the market for custom-decorated products, is at an early stage of development. For Starbelly.com to be successful, businesses and consumers must accept and utilize new ways of conducting business and exchanging information. Convincing businesses and consumers to evaluate and purchase custom-decorated products online may be particularly difficult, as such these parties have traditionally relied on advertising specialty retailers and specialty catalogs to purchase such products. Advertising specialty retailers are retailers who focus their efforts on selling to customers merchandise that is custom decorated with the customer's brands, which those customers use for the promotion of their brands. Rapid growth in the use of and interest in the Web, the Internet and commercial online services is a recent phenomenon, and there can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of customers will adopt, and continue to use, the Internet and commercial online services as a medium of commerce, particularly for evaluating and purchasing custom-decorated products.

     Demand for recently introduced services and products over the Internet and commercial online services is subject to a high level of uncertainty. A minority of these services and products have proved to be profitable. The development of the Internet and commercial online services into a viable commercial marketplace is subject to a number of factors, including continued growth in the number of users of such services, concerns about transaction security, continued development of the necessary technological infrastructure, development of enabling technologies, uncertain and increasing government regulation and the development of complementary services and products.

     To the extent that the Internet and other online services continue to experience growth in the number of users, their frequency of use or increase in their bandwidth requirements, there can be no assurance that the infrastructure for the Internet and other online services will be able to support the demands placed upon them. In addition, the Internet or other online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet or other online service activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the Internet or other online services also could result in slower response times and adversely affect usage of the Internet and other online services generally and us in particular. If the use of the Internet and other online services does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet and other online services do not effectively support growth that may occur or if the Internet and other online services do not become a viable commercial marketplace, our business operating results and financial condition would be materially and adversely affected.

RAPID TECHNOLOGICAL CHANGE COULD MATERIALLY AFFECT US

     The Internet and the electronic commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render Starbelly.com's existing technology and systems obsolete. The emerging nature of these products and services and their rapid evolution will require us to continually improve the performance, features and reliability of Starbelly.com's e-commerce services, particularly in response to competitive offerings. Our success will depend, in part on our ability to enhance existing services and to develop and license new services and technologies that address the increasingly sophisticated and varied needs of Starbelly.com's prospective customers. We will also need to respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development or licensing of online sites and other proprietary technology entails significant technical and business risks and requires substantial expenditures and lead time. There can be no assurance that we will use new technologies effectively or adapt Starbelly.com's Web site, proprietary technology and transaction processing systems to customer requirements or emerging industry standards. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, our business, operating results and financial condition could be materially and adversely affected.

STARBELLY.COM'S MARKETPLACE OR DATABASE MAY BE SUSCEPTIBLE TO SECURITY BREACHES

     A fundamental requirement for electronic commerce and communications is the secure transmission of confidential information over public networks. We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. In addition, we intend to maintain an extensive, confidential database of customer profiles and transaction information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms we use to protect customer transaction data contained in our customer database. Further, our servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. If any such compromise of our security were to occur, it could have a material adverse effect on our reputation, business, operating results and financial condition. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in its operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and commercial online services and the privacy of users may also inhibit the growth of the Internet and commercial online services, especially as a means of conducting commercial transactions. To the extent that our activities or those of third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers or other personal information, security breaches could expose us to a risk of loss or litigation and possible liability. There can be no assurance that our security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on our business, operating results and financial condition.

WE MAY HAVE LIABILITY FOR INTERNET CONTENT IN STARBELLY.COM'S MARKETPLACE

     As a publisher and distributor of online content, we face potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials that it receives, stores, publishes or distributes. Such claims have been brought and sometimes successfully pressed, against online services. There is a risk that we may be exposed to these claims in connection with the future operations of our various Web sites. In addition, we do not and cannot practically screen all of the content generated by our users, and we could be exposed to liability with respect to such content. Although we carry general liability insurance, our insurance may not cover claims of these types or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could have a material adverse effect on our reputation, business, operating results and financial condition.

FUTURE GOVERNMENTAL REGULATION OF THE INTERNET MAY RESTRICT OUR BUSINESS

     There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. Laws and regulations may be adopted in the future, however, that address issues including user privacy, pricing and the characteristics and quality of products and services. An increase in regulation or the application of existing laws to the Internet could significantly increase our costs of operations and harm our business. For example, the Communications Decency Act of 1996 sought to prohibit the transmission of certain types of information and content over the Web. Additionally, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. Imposition of access fees could increase the cost of transmitting data over the Internet.

WE RELY ON INTELLECTUAL PROPERTY RIGHTS THAT MAY NOT ADEQUATELY PROTECT US UNDER CURRENT LAWS

     To establish and protect Starbelly.com's trademarks, services marks and other proprietary rights in its products and services, we rely on a combination of copyright, unfair competition, trademark, service mark and trade secret laws; confidentiality agreements with licensees and other third parties; and confidentiality agreements and policies covering employees. We cannot assure you that these measures will be adequate, that we will be able to secure registrations for all of our marks in the U.S. or internationally or that third parties will not infringe upon or misappropriate our proprietary rights. Any infringement, misappropriation or litigation relating to intellectual property rights may divert our management's attention and our funds to litigate such claims. Provisions in Starbelly.com's license agreements with its customers protecting against unauthorized use, copying, transfer and disclosure of its licensed products may be unenforceable under the laws of specific jurisdictions and foreign countries. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent, as do the laws of the United States. We cannot assure you that our methods of protecting our proprietary rights in the United States or abroad will be adequate. We also cannot assure you that competing companies will not independently develop technology similar to our proprietary technology.

     Legal standards relating to the validity, enforceability and scope of protection of certain property rights in Internet-related businesses are uncertain and evolving. In particular, new domain name registration and ownership property procedures may be adopted that may make it more difficult for Starbelly.com and other Internet-related businesses to retain or obtain desirable domain names.

     Companies in Starbelly.com's industry and other electronic commerce-based industries have been the subject of claims that their Web site content, method of doing business and processes for conducting on-line transactions violate the patent, trademark, copyright and other intellectual property rights of their competitors or other third parties. Although we believe that our proprietary rights do not infringe on the intellectual property rights of others, other parties may assert infringement claims against us or claims that Starbelly.com has violated a patent or infringed a copyright, trademark or other intellectual property right belonging to such other parties. We may be subject to claims of this type in the future as we develop and introduce new products and methods of doing business in the future. Any infringement claims, even if not meritorious, could result in our expenditure of significant financial and managerial resources, which could harm our business.

     We also intend to continue to strategically license certain content for our Web site from third parties, including content which is integrated with internally developed content and used on our Web site to provide key services. There can be no assurance that these third party content licenses will be available to us on commercially reasonable terms or that we will be able to successfully integrate such third-party content. Such content licenses may expose us to increased risks, including risks associated with the assimilation of new content, the diversion of resources from the development of on-line content and functionality, the inability to generate revenues from new content sufficient to offset associated acquisition costs and the maintenance of uniform, appealing content. The inability to obtain any of these licenses could result in delays in Web site development or services until equivalent content can be identified, licensed and integrated. Any such delays in development or services could have a material adverse effect on our business, operating results and financial condition.

     Companies in Starbelly.com's industry whose employees accept positions with competitors frequently claim that their competitors have engaged in unfair hiring practices or have assisted the employee in breaching noncompetition or nondisclosure agreements. We may be subject to claim of this type in the future as it seeks to hire qualified employees. We could incur substantial costs in defending ourselves against these claims or litigation associated with these claims, regardless of their merit. On the other hand, courts have taken a restrictive view with regard to the enforcement of noncompetition and nonsolicitation covenants and nondisclosure and secrecy agreements, particularly with respect to Internet-related businesses. Therefore, we may not be able to enforce the agreements we have with our employees regarding restrictions on their ability to compete against us.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     Certain matters discussed in this prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify the forward-looking statements and certain factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

     Forward-looking statements include the information concerning possible or assumed future results of operations of HA-LO, as well as other future events set forth under "Risk Factors-Risks Related to the Merger--Uncertainties in Achieving Benefits of the Merger and Integrating the Businesses," "--Risks Related to Starbelly.com's Business," and other statements in this prospectus identified by words such as "anticipate," "estimate," "expect," "intend," "believe," and "objective," and include, in particular, the statements as to:

     1. the ability of the combined company to compete effectively in our markets;

     2. the ability to convince customers to use Starbelly.com's services and systems;

     3. the anticipated manner in which identified merger benefits will be achieved;

     4. the estimated amount of costs and capital expenditures necessary to achieve the merger benefits;

     5. the estimated future costs, operating losses and capital expenditures associated with Starbelly.com's business;

     6.   the ability to attract and retain qualified employees; and

     7.   the ability of sales people who quit to take customers with them.

     Readers are cautioned not to place undue reliance on these forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the combined company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

     1.   general economic and business conditions;

     2.   industry capacity;

     3.   changes in technology;

     4.   changes in political, social and economic conditions;

     5. regulatory matters, including the possibility of new regulations affecting e-commerce;

     6. challenges associated with the integration of the operations of HA-LO and Starbelly.com;

     7.   adverse regulatory treatment;

     8. the ability of HA-LO and Starbelly.com to implement and realize anticipated cost savings and revenue enhancements from the merger;

     9. the actual costs required to effect the merger and to realize anticipated cost savings and revenue enhancements;

     10.  the actual duration of Starbelly.com's continuing operating losses;

     11.  the loss of any significant customers;

     12.  changes in business strategy or development plans;

     13.  actual future costs of operating expenses;

     14.  actual costs of continuing investments in technology;

     15. the availability of capital to finance possible acquisitions and to refinance debt;

     16. the ability of management to implement the strategy of acquisitions and process improvements;

     17. changes in the capital markets affecting the ability to finance capital requirements; and

     18. the other factors listed in our annual report on Form 10-K or in other reports previously or hereafter filed by HA-LO with the Securities and Exchange Commission, which are incorporated by reference herein.

     Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of these other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. We do not assume any obligation to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting those forward-looking statements.

                                 USE OF PROCEEDS

     All of the 2,100,000 shares of common stock (the "Shares") are being offered by the stockholder named below (the "Selling Stockholder"). We will not receive any of the proceeds from the sale of Shares by the Selling Stockholder.

                               SELLING STOCKHOLDER

     The following table sets forth with respect to the Selling Stockholder
(i) the number of Shares beneficially owned as of September 6, 2000 and prior to the offering contemplated hereby, (ii) the maximum number of Shares which may be sold in the offering pursuant to this Prospectus and (iii) the number of Shares which will be beneficially owned after the offering, assuming the sale of all Shares set forth in (ii) above:

                                                    BENEFICIAL OWNERSHIP         SHARES TO BE  BENEFICIAL OWNERSHIP
                                                    PRIOR TO OFFERING            OFFERED       AFTER OFFERING
                                                    -----------------            -------       --------------
            SELLING STOCKHOLDER                     SHARES(1)       PERCENTAGE                 SHARES      PERCENTAGE
            -------------------                     ---------       ----------                 ------      ----------
Westminster International Computers Inc.......      2,100,000(2)    3.2%         2,100,000     0           -


----------------
(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares of common stock which such person has the right to acquire within 60 days after the date of this prospectus. For purposes of computing the percentage of outstanding shares of common stock held by each person named above, any security which such person has the right to acquire from us within 60 days after the date of this prospectus is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Consists of 2,100,000 shares of common stock issuable upon the conversion of convertible securities.

     The Shares offered hereby were acquired by the Selling Stockholder in connection with our September 2000 acquisition of a Canadian Internet communications business, and have been registered under the Securities Act of 1933, as amended, for resale by the Selling Stockholder in accordance with the provisions of the acquisition agreement. Certain of the Shares are subject to lock-up restrictions and will not be immediately available for resale hereunder.

                              PLAN OF DISTRIBUTION

     The Company is registering the Shares on behalf of the Selling Stockholder. The Shares covered by this prospectus may be offered and sold by the Selling Stockholder, or by purchasers, transferees, donees, pledgees or other successors in interest, directly or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, commissions or similar selling expenses paid by the Selling Stockholder or by a purchaser of the Shares on whose behalf such broker-dealer may act as agent. Sales and transfers of the Shares may be effected from time to time in one or more transactions, in private or public transactions, on the New York Stock Exchange (the "NYSE"), in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at negotiated prices, without consideration or by any other legally available means. Any or all of the Shares may be sold from time to time by means of (a) a block trade, in which a broker or dealer attempts to sell the Shares as agent but may position and resell a portion of the Shares as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and the subsequent sale by such broker or dealer into the public market in any manner permitted by the selling stockholder under this prospectus; (c) ordinary brokerage transactions (which may include long or short sales) in which the broker solicits purchasers or executes unsolicited orders; (d) the writing
(sale) or settlement of non-traded or exchange-traded put or call option contracts, and by means of the establishment or settlement of other hedging transactions, including forward sale transactions; (e) the pledging of the Shares as collateral to a broker/dealer or other pledgee to secure loans, credit or other financing arrangements or obligations and, upon any subsequent default, the disposition of the shares so pledged; and (f) any other legally available means. In addition, the Selling Stockholder may loan their shares to broker/dealers who are counterparties to hedging transactions and such broker/dealers may sell the shares so borrowed into the public market.

     To the extent required with respect to a particular offer or sale of the Shares, a prospectus supplement will be filed pursuant to Section 424(b)(3) of the Securities Act and will accompany this prospectus, to disclose (a) the number of Shares to be sold, (b) the purchase price, (c) the name of any broker, dealer or agent effecting the sale or transfer and the amount of any applicable discounts, commissions or similar selling expenses, and (d) any other relevant information.

     The Selling Stockholder may transfer the Shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the Shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 Shares, then a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as the Selling Stockholder and disclose any other relevant information. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such Shares.

     In connection with distributions of the Shares or otherwise, the Selling Stockholder may enter into hedging transactions with brokers, dealers or other financial institutions. In connection with such transactions, brokers, dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the Selling Stockholder. To the extent permitted by applicable law, the Selling Stockholder also may sell the Shares short and redeliver the Shares to close out such short positions.

     The Selling Stockholder and any broker-dealers who participates in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any discounts, commissions or similar selling expenses they receive and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. As a result, we have informed the Selling Stockholder that Regulation M, promulgated under the Securities Exchange Act of 1934, as amended, may apply to sales by the Selling Stockholder in the market. The Selling Stockholder may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act. The aggregate net proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of such Shares less any discounts, concessions or commissions.

     The Selling Stockholder is acting independently of us in making decisions with respect to the timing, price, manner and size of each sale. No broker, dealer or agent has been engaged by us in connection with the distribution of the Shares. There is no assurance, therefore, that the Selling Stockholder will sell any or all of the Shares. In connection with the offer and sale of the Shares, we have agreed to make available to the Selling Stockholder copies of this prospectus and any applicable prospectus supplement and have informed the Selling Stockholder of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the Shares offered hereby.

     The Shares covered by this prospectus may qualify for sale pursuant to
Section 4(1) of the Securities Act or Rule 144 promulgated thereunder, and may be sold pursuant to such provisions rather than pursuant to this prospectus.

     We will not receive any proceeds from the sale of the Shares covered by this prospectus and have agreed to pay all of the expenses incident to the registration of the Shares, other than discounts and selling concessions or commissions, if any, and fees and expenses of counsel for the Selling Stockholder, if any.

                                  LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for us by Neal, Gerber & Eisenberg, Chicago, Illinois. Certain partners of, attorneys with and/or of counsel to Neal, Gerber & Eisenberg, counsel to the Company, beneficially own shares of our common stock and/or serve as Secretary or Assistant Secretary of the Company.

                                     EXPERTS

     The financial statements and schedules incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

                         WHERE TO FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our filed reports, statements or other information at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information about us also may be inspected at the NYSE offices at 20 Broad Street, 17th Floor, New York, New York 10005.

     The Company has filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Room of the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important business and financial information by referring you to another document separately filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the following documents previously filed by us with the SEC. These documents contain important information about our company and its business and finances.

         SEC FILINGS                                         PERIOD
         -----------                                         ------
Annual Report on Form 10-K.....................    Year ended December 31, 1999

Quarterly Report on Form 10-Q..................    Quarter ended June 30, 2000

Quarterly Report on Form 10-Q..................    Quarter ended March 31, 2000

Current Report on Form 8-K.....................    Dated September 1, 2000

Current Report on Form 8-K.....................    Dated May 12, 2000

Current Report on Form 8-K.....................    Dated January 21, 2000

Description of common stock contained in
Registration Statement, and amendments
and reports updating this description .........    Dated October 20, 1992


     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this prospectus (excluding exhibits to such information which are not specifically incorporated by reference into such information). Requests for such information should be directed to HA-LO Industries, Inc., 5980 West Touhy Avenue, Niles, Illinois 60714, Attention: Gregory J. Kilrea, Chief Financial Officer, Telephone (847) 647-2300.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than discounts, concessions and brokerage commissions:

SEC registration fee..................................................  $ 2,756
Legal fees and expenses...............................................    4,000*
Accounting fees and expenses..........................................    2,500*
Miscellaneous.........................................................    7,744*
                                                                        -------
      Total...........................................................  $17,000*
                                                                        -------

*    Estimated

     We will bear all of the foregoing expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under the Delaware General Corporation Law, as amended (the "DGCL"), a corporation has the authority to indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person's service as a director of officer of the corporation, or such person's service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against amounts paid and expenses incurred in connection with the defense or settlement of such action, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. If such person has been judged liable to the corporation in any action or proceeding brought by or in the right of the corporation, however, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines, despite the adjudication of liability, that such indemnification is proper.

          In addition, the certificate of incorporation of the Corporation requires the Corporation to indemnify all current and former officers and directors of the Corporation to the fullest extent permitted by the DGCL. The Corporation maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Corporation may incur in such capacities. The Corporation has also entered into indemnity agreements with each of its directors and officers pursuant to which it has agreed to indemnify such persons against any and all losses and expenses to the fullest extent permitted under the Corporation's certificate of incorporation and by-laws and the DGCL and to advance to such persons any and all expenses arising in connection therewith.

ITEM 16. EXHIBITS.

     (a)  Exhibits

EXHIBIT
NO.       DESCRIPTION
-------   -----------
4.1       Specimen certificates representing Common Stock (incorporated by reference to the Company's Current Report on Form 8-K by the Company
          on September 1, 2000 under the Securities Exchange Act of 1934, as amended).

5.1       Opinion of Neal, Gerber & Eisenberg.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).

24.1      Powers of Attorney of certain officers and directors of the Company
          (included on signature page).

          (b)  Supplemental Financial Statement Schedules: None.

ITEM 17. UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance payments and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 31, 2000.

                             HA-LO INDUSTRIES, INC.
                             (Registrant)

                             By:   /S/ JOHN R. KELLEY, JR.
                                 ------------------------------
                                 John R. Kelley, Jr.
                                 CHIEF EXECUTIVE OFFICER

     We, the undersigned officers and directors of HA-LO Industries, Inc., hereby severally constitute John R. Kelley, Jr. and Gregory J. Kilrea, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally to do all such things in our name and behalf in such capacities to enable HA-LO Industries, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on August 31, 2000, by the following persons in the capacities indicated:

                  NAME                                TITLE
                  ----                                -----
       /s/ JOHN R. KELLEY, JR.        Chief Executive Officer and Director
       ------------------------                (Principal Executive Officer)
       John R. Kelley, Jr.

       /s/ LOU WEISBACH               Chairman of the Board
       ------------------------
       Lou Weisbach

       /s/ LINDEN D. NELSON           Vice Chairman
       ------------------------
       Linden D. Nelson

       /s/ GREGORY J. KILREA          Chief Financial Officer
       ------------------------                (Principal Financial Officer and
       Gregory J. Kilrea                       Principal Accounting Officer)

       /s/ BRADLEY A. KEYWELL         President and Director
       ------------------------
       Bradley A. Keywell

       /s/ ERIC LEFKOFSKY             Chief Operating Officer, Vice President
       ------------------------                and Director
       Eric Lefkofsky

       /s/ THOMAS HERSKOVITS          Director
       ------------------------
       Thomas Herskovits

       /s/ MARSHALL J. KATZ           Director
       ------------------------
       Marshall J. Katz

       /s/ BRIAN M. HERMELIN          Director
       ------------------------
       Brian M. Hermelin

       /s/ RICHARD A. HEISE, JR.      Director
       ------------------------
       Richard A. Heise, Jr.

                                 EXHIBIT INDEX

EXHIBIT
NO.       DESCRIPTION
-------   -----------
4.1       Specimen certificates representing Common Stock (incorporated by reference to the Company's Current Report on Form 8-K by the Company
          on September 1, 2000 under the Securities Exchange Act of 1934, as amended).

5.1       Opinion of Neal, Gerber & Eisenberg.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).

24.1      Powers of Attorney of certain officers and directors of the Company
          (included on signature page).